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                                                                   EXHIBIT 10.28

                          AMENDMENT TO LOAN DOCUMENTS

Borrowers:  Interplay Entertainment Corp. (successor by merger to Interplay
            Productions, a California corporation)

            Interplay OEM, Inc.

Date:       March 18, 1999

     THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Greyrock Capital, a Division of NationsCredit Commercial Corporation (formerly Greyrock Business Credit) ("GBC"), whose address is 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024 and the borrowers named above (jointly and severally, "Borrower").

     The Parties agree to amend the Loan and Security Agreement between them, dated June 16, 1997 (as heretofore amended, the "Loan Agreement"), as follows, effective on the date hereof. (This Amendment, the Loan Agreement, the prior written amendments to said agreements signed by GBC and the Borrower, and all other written documents and agreements between GBC and the Borrower are referred to herein collectively as the "Loan Documents." Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1.  Credit Limit.  Section 1 of the Schedule is amended to read as follows:

     "1.  Credit Limit (Section 1.1):  An amount not to exceed the lesser of (A)
          ------------
or (B) below:

          "(A) an amount equal to the `Dollar Limit' (as defined below) at any one time outstanding; or

          "(B) an amount equal to

                    "(1) 65% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), plus 65% of the amount of the Eligible Receivables (as defined in Section 8 above) of Interplay Productions Limited (U.K.) (the `UK Subsidiary'), which Borrower represents is a wholly-owned subsidiary of Interplay Entertainment Corp., a Delaware corporation (the `Parent'),

                    "Plus

                    "(2) the lesser of (A) 100% of the Value of Borrower's Eligible Inventory (as defined in Section 8 above), consisting of `Interplay Titles' (i.e. software titles as to which Borrower is the publisher and does marketing and manufacturing) and 20% of the Value of Borrower's Eligible Inventory (as defined in Section 8 above), consisting of `Affiliate Titles' (i.e. software titles as to which Borrower is not the
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          publisher and does not do marketing and manufacturing) or (B)
          $5,000,000. `Value', as used herein, means the lower of cost or wholesale market value."

                    "Plus

                    "(3) The `Permitted Overadvance Amount' (as defined below).

          "As used above, `Dollar Limit' shall mean the following amounts during the following periods:

                     "Present to November 29, 1999                                            $37,500,000

                     "November 30, 1999 to December 30, 1999                                  $30,000,000

                     "December 31, 1999 and thereafter                                        $25,000,000

          "As used above, `Permitted Overadvance Amount' shall mean the following amounts during the following periods:

                     "Present to July 30, 1999                                                $14,000,000

                     "July 31, 1999 to September 29, 1999                                     $10,000,000

                     "September 30, 1999 to November 29, 1999                                 $ 7,000,000

                     "November 30, 1999 and thereafter                                        $ 5,000,000

          "The Loans outstanding from time to time under the Permitted Overadvance component of the Credit Limit are referred to herein as the `Overadvance Loans.'

          "The UK Subsidiary shall provide a cross-corporate guarantee and first-priority security interests in its Receivables and other assets prior to the making of any Loans with respect to the same. In order to be Eligible Receivables, the UK Subsidiary's Receivables (the `UK Receivables') shall be billed from and payable to offices in the UK (even though bills may be sent to, and payments may be remitted from, other countries). Currencies in which Receivables are denominated shall be acceptable to GBC in its sole discretion.

          "Loans will be made separately to each Borrower based on the Receivables and Inventory of each Borrower. Loans based on the UK Receivables will be made to the Parent."

Nothing herein limits the fact that the amount of Loans to be made under the Loan Agreement are a matter of GBC's good faith business judgment, as provided in Section 1.1 of the Loan Agreement.

2. Maturity Date. Section 6.1 of the Loan Agreement is amended in its entirety to read as follows:

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     "6.1 Maturity Date.  This Agreement shall continue in effect until January
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     1, 2000 (the `Maturity Date'), provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than thirty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

Section 4 of the Schedule, titled "Maturity Date," has been deleted from the Schedule.

3. Additional Covenants. A new Section 8 is hereby added to the Schedule which shall read as follows. (Section 8.1 below replaces Section 5 of the Amendment to Loan Documents between the parties dated November 19, 1998 relating to cash collateral.)

     "8.  Additional Covenants.
          --------------------

          "8.1   Cash Collateral. Borrower shall deposit with GBC cash
                 ---------------
          collateral (the `Cash Collateral') in the following amounts on the following dates, to be held as Collateral in accordance with all of the provisions of the Loan Agreement:

               "February 15, 1999           $1,000,000

               "March 15, 1999              $1,000,000

               "April 15, 1999                $500,000

          "The Cash Collateral shall bear interest at a rate equal to the `Reference Rate' or the substitute therefor of the Bank of America NT & SA (or its successor) in effect from time to time minus three percent per annum, which interest shall be added to, and held as, Cash Collateral. In the event the Maturity Date has not been extended past January 1, 2000, the Cash Collateral shall be applied to the outstanding Obligations on December 31, 1999, whether or not any default or Event of Default has occurred. In the event the Maturity Date is extended past January 1, 2000, the Cash Collateral shall continue to be held as collateral for the Obligations, and, upon termination of this Agreement and payment and performance in full of all of the Obligations, the remaining Cash Collateral shall be released to the Borrower. The Cash Collateral shall constitute `Collateral' for all purposes of this Agreement.

          "8.2    Covenant to Reduce Obligations on Certain Dates.
                  -----------------------------------------------
          Notwithstanding the provisions of this Loan Agreement relating to Credit Limit or any other provisions of this Loan Agreement to the contrary, Borrower shall make principal payments to GBC on the outstanding Loans in an amount sufficient to reduce the total balance of all outstanding Loans and other monetary Obligations to the following amounts on the following dates:

               "June 30, 1999               $35,000,000

               "July 31, 1999               $35,000,000

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               "August 31, 1999             $33,000,000

               "September 30, 1999          $34,000,000

               "October 31, 1999            $37,000,000

               "November 30, 1999           $30,000,000

               "December 31, 1999           $25,000,000

          "The foregoing shall be computed without regard to any Cash Collateral or other Collateral held by GBC, whether provided by Borrower, any Guarantor, or any other person.

          "8.3   Guarantees to Continue. Borrower shall cause the Continuing
                 ----------------------
          Guarantees of Interplay Productions Limited (U.K.) and Brian Fargo and all security agreements, pledge agreements and other agreements executed by them in favor of GBC to continue in full force and effect until this Loan Agreement has terminated and all Obligations have been paid and performed in full."

4. Fee. In consideration for GBC entering into this Amendment, Borrower shall pay GBC a facility fee of $100,000, which shall be payable, in seven equal monthly installments of $14,286 each, commencing on April 1, 1999 and continuing on the first day of each month thereafter until paid in full, provided that the entire unpaid balance of said fee shall be paid in full on the Maturity Date or on any earlier termination of the Loan Agreement. Said fee may be charged by GBC to Borrower's loan account, in GBC's discretion. Said fee is fully earned on the date hereof, is in addition to all interest and other charges and fees and is non-refundable. Nothing herein modifies any other fees payable by Borrower to GBC, and all such fees shall continue to be payable as set forth in the written agreements between Borrower and GBC.

5. Representations True. Borrower represents and warrants to GBC that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct (subject to any exceptions therein set forth).

6. Condition Precedent. This Amendment is conditioned on Borrower receiving $10,000,000 in cash in consideration for the issuance of its common stock, which sum shall be received in full on or before March 19, 1999, and Borrower providing evidence of the same to GBC on or before said date, which evidence shall be reasonably satisfactory to GBC. If the foregoing conditions are not satisfied by said date, this Amendment shall be of no force or effect.

7. Consent. GBC hereby consents to Interplay Entertainment Corp. issuing up to 5,000,000 shares of its common stock to Titus Interactive S.A., a French corporation ("Titus"), pursuant to a Stock Purchase Agreement in substantially the form the Borrower has provided to GBC. GBC further agrees that a change in the controlling stock ownership of Interplay Entertainment Corp. to Titus as a result of the issuance of said shares will not constitute an Event of Default under Section 7.1(n) of the Loan Agreement or any of the other provisions of the Loan Documents. This consent does not constitute a waiver of any of the other terms or provisions of the Loan Agreement, or any other Loan Documents, nor does it constitute a consent to any other transaction, whether or not

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similar to the foregoing, and whether or not contemplated by any of the documents referred to herein.

8. Loan Documents Continue. As herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, and the same are hereby ratified and confirmed.

9. General Provisions. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. This Amendment shall be governed by the laws of the State of California.

Borrower:                                GBC:

INTERPLAY ENTERTAINMENT CORP.            GREYROCK CAPITAL,
                                         a Division of NationsCredit Commercial
                                         Corporation
By    /s/ James C. Wilson
   ----------------------------------
   Chief Financial Officer
                                         By     /s/ Lisa Nagano
                                             ------------------------------
By    /s/ Lisa A Latham                  Title  Executive Vice President
   ----------------------------------          ----------------------------
   Secretary


Borrower:

INTERPLAY OEM, INC.

By    /s/ James C. Wilson
   -----------------------------------
   Chief Financial Officer


By    /s/ Lisa A Latham
   -----------------------------------
   Assistant Secretary

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                              Consent-Guarantors

     The undersigned, guarantors, acknowledge that their consent to the foregoing Agreement is not required, but the undersigned nevertheless do hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the guarantees of the undersigned, or the security agreements, pledge agreements and other agreements between the undersigned and GBC, all of which are hereby ratified and affirmed.

                                       Interplay Productions Limited (U.K.)


/s/ Brian Fargo                        By     /s/ Richard S. F. Lehrberg
-----------------------------------       --------------------------------------
Brian Fargo, individually              Title    Director and Corporate Secretary
                                              ----------------------------------

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